Exhibit 10.1

LEASE

dated January 6 , 2021

between

CONTRAIL LLC

as Landlord

and

TAURIGA SCIENCES, INC.

as Tenant

Affecting premises commonly known as 4 Nancy Court, Suite 4, Wappingers Falls, New York located in the Town of East Fishkill, New York.

INDEX

1.	The Demised Premises
2.	Lease Term
3.	Rent
4.	Use of Demised Premises
5.	Alterations and Additions
6.	Condition of Demised Premises
7.	Maintenance and Repair
8.	Compliance With Requirements
9.	Liens
10.	Utilities and Services
11.	Exterior of Building/Signs
12.	Insurance
13.	Indemnification By Tenant
14.	No Counterclaim or Abatement
15.	Assignment and Subletting
16.	Damage to or Destruction of the Demised Premises
17.	Taking of the Demised Premises
18.	Quiet Enjoyment
19.	Right to Cure Tenant’s Default
20.	Events of Default and Termination
21.	Reletting
22.	Assignment of Subrents
23.	Security Deposit
24.	Survival of Tenant’s Obligations and Damages
25.	Waivers
26.	Landlord’s Remedies Cumulative
27.	Entry by Landlord
28.	Conveyance by Landlord
29.	No Merger of Title
30.	Subordination
31.	Acceptance of Surrender
32.	End of Lease Term
33.	Notices
34.	Landlord’s Remedies
35.	Access
36.	Miscellaneous

LEASE

THIS LEASE, dated January 6 , 2021, between CONTRAIL LLC, a New York Limited Liability Company, having an address at 3 Nancy Court, Suite 4, Wappingers Falls, New York 12590 (“Landlord”), and TAURIGA SCIENCES, INC., a Florida Corporation with a New York business address of 555 Madison Avenue, 5th Floor, Suite 506, New York, New York 10022

(“Tenant”).

WITNESSETH:

That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord the demised premises for the term and upon the rentals and conditions hereinafter specified:

1. The Demised Premises

In consideration of the Rent hereinafter reserved and the terms, covenants and conditions set forth in this Lease to be observed and performed by Tenant, Landlord hereby demises and leases to Tenant, and Tenant hereby rents and takes from Landlord, the following property (hereinafter referred to as the “Demised Premises”): 1,074 square feet of office space known and designated as Suite 4 in the building located at 4 Nancy Court (Town of East Fishkill), Wappingers Falls, New York 12590, together with parking in common with other users of the building.

To have and to hold upon and subject to the terms, covenants and conditions of this Lease.

2. Lease Term

This lease is for a Term (the “Lease Term”) of two (2) years, commencing on the 1st day of February, 2021 and expiring on the 31st day of January, 2023.

Tenant shall have the option to renew for one (1) additional term of one (2) years (the “Option Term”) commencing on the 1st day of February, 2023 and expiring on the 31st day of January, 2025. The option to renew shall be exercised by Tenant by giving written notice to the Landlord not later than four months prior to the expiration of the Lease Term, TIME BEING OF THE ESSENCE.

3. Rent

Tenant covenants to pay to Landlord as Rent during the Lease Term $19,200.00 per annum ($1,600.00 per month).

Tenant covenants to pay to Landlord as Rent during the Option Term $21,000.00 per annum ($1,750.00 per month).

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The monthly Rent shall be paid in advance on the first day of each calendar month during the Lease Term and Option Term.

4. Use of Demised Premises

Tenant covenants that the Demised Premises shall be used solely for the purpose of a business as a revenue generating company that operates through the development, distribution and licensing of proprietary products in the usual and customary business of the Tenant and for no other purpose, unless approved in writing by Landlord.

Tenant shall not do or permit any act or thing which is contrary to any legal requirements or insurance requirements, or which might impair the value or usefulness of the Demised Premises or any part thereof.

Tenant shall not do or suffer any waste, damage, disfigurement or injury to the Demised Premises.

5. Alterations and Additions

Tenant shall not be entitled to make any alterations of or additions to the Demised Premises without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld.

The title to all additions, repairs and replacements (“Improvements”) made during the Lease Term and any renewal thereof, shall forthwith vest in the Landlord, and the said Improvements, additions, repairs and replacements shall be and become the sole and absolute property of Landlord, without any obligation of payment by Landlord therefor.

6. Condition of Demised Premises

Tenant has examined the Demised Premises, and accepts them in their present condition.

Tenant covenants that it shall keep the premises in good condition and repair during the Lease Term.

7. Maintenance and Repair

Tenant, at all times during the Lease Term and at Tenant’s expense, shall keep the Demised Premises, and all Improvements now or hereafter located thereon, in a good and clean order and condition and in such condition as may be required by all Legal Requirements and Insurance Requirements, and promptly shall make all necessary or appropriate repairs, replacements and renewals thereof. The Landlord is responsible for structural repairs, major repairs to subterranean plumbing system (not clogs, obstructions, etc.) and heating system, latent defects and air conditioning repairs. Tenant is responsible for the replacement of any lightbulbs and light ballasts in fixtures.

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8. Compliance With Requirements

Tenant, at all times during the Lease Term and at Tenant’s expense, promptly and diligently shall: comply with all legal requirements and insurance requirements, whether or not compliance therewith shall require structural changes in the Improvements or interfere with the use and enjoyment of the Demised Premises or any part thereof; and procure, maintain and comply with all permits, licenses, franchises and other authorizations required for any use of the Demised Premises or any part thereof then being made, including without limitation all permits, licenses, and franchises which Tenant is required to obtain for the proper erection, installation, operation or maintenance of the Improvements or Tenant’s equipment or any part thereof.

9. Liens

Tenant shall not directly or indirectly create or permit to be created or to remain, and shall promptly discharge, any mortgage, lien, security interest, encumbrance or charge against the Demised Premises or any part thereof. In the event that any mortgage, lien, security interest, encumbrance or charge is filed against the premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after thirty days notice to the Tenant and Tenant’s failure to discharge said lien, may terminate this Lease and may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging said lien, as additional rent hereunder.

10. Utilities and Services

Tenant shall pay charges for public or private utility services (except water and sewer costs and fees) at any time rendered to or in connection with the Demised Premises or any part thereof, including gas and electric used in its space. Landlord will provide separate meters. The Tenant is also responsible for the costs of any interior cleaning and trash removal, repairs, telephone, security or computer hookups. The Landlord shall pay all real estate taxes, water and sewer costs and fees, exterior dumpster fees and expenses and other fees which may be levied on the building and all common area maintenance costs and expenses. Landlord will be responsible for snow removal and landscaping. Landlord is also responsible for the cleaning, heating/cooling and lighting costs associated with common areas including common bathrooms, common hallways and entrance.

11. Exterior of Building/Signs

Tenant shall erect or install no signage, advertisement or notice without prior written consent of Landlord which shall not be unreasonably withheld. Landlord hereby advises Tenant that Landlord’s preferred vendor for signage at the property is Superior Signs, located in Hopewell Junction. Any sign or signs must comply with all municipal zoning ordinances applicable thereto. Tenant must apply for and pay for all necessity permits for signs. Tenant shall submit drawings of proposed signs to Landlord for approval prior to installation. Tenant is authorized to place one approved sign above the leased space and one on the roadside adjacent to 4 Nancy Court. The panel shall be sized to fit within the existing slot/space. All costs and expenses for obtaining and placing signs shall be paid by Tenant.

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Tenant is responsible for lightbulbs and ballasts replacements in signs.

12. Insurance

Tenant, at all times during the Lease Term and at Tenant’s expense, shall provide and maintain in full force and effect with insurers approved by Landlord: (a) public liability bearing personal injury liability limits in the sum of One Million ($1,000,000) Dollars per person protecting Landlord against any and all liability occasioned by negligence, occurrence, accident or disaster in or about the Demised Premises or any part thereof, (b) Tenant shall be responsible for its own fire insurance.

13. Indemnification By Tenant

Except for the negligence and/or wilful acts or omissions of the Landlord, its agents, servants or employees, Tenant shall indemnify and save harmless the Landlord, for and against any and all liability, penalties, damages, expenses and judgments arising from injury during the term of this Lease to person or property of any nature, occasioned wholly or in part by any act or acts, omission or omissions of the Tenant, or of the employees, guests, agents, assigns or undertenants of the Tenant and also for any other claims or causes of action arising out of the occupation of demised premises or of the streets, sidewalks or vaults adjacent thereto. The obligations of Tenant hereunder shall survive the expiration or termination of the Lease Term for a period of 3 years after which there shall be no further obligation on the part of the Tenant.

14. No Counterclaim or Abatement

All Rent shall be absolutely net to Landlord so that this Lease shall yield to Landlord the full amount of the installments thereof throughout the Lease Term without deduction. All Rent shall be paid to Landlord without notice, demand, counterclaim, setoff, deduction or defense, and nothing shall suspend, defer, diminish, abate or reduce any Rent, except as otherwise specifically provided in this Lease.

15. Assignment and Subletting

Tenant expressly covenants that Tenant shall not voluntarily or involuntarily assign, encumber, mortgage or otherwise transfer this Lease, or sublet the Demised Premises or any part thereof, or suffer or permit the Demised Premises or any part thereof to be used or occupied by others, by operation of law or otherwise, without the prior written consent of Landlord or except as otherwise expressly set forth in this Lease. Absent such content, any act or instrument purporting to do any of the foregoing shall be null and void.

Landlord consents to assignment of this Lease by Tenant to any of its subsidiaries or transferees of all of substantially all of Tenants assets provided that the Assignee is of equal or greater financial strength than the Assignor and all appropriate financial statements, documents and bank references have been provided to Landlord. Any assignment of Tenants interest to a successor by operation of law shall require Landlord’s consent.

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16. Damage to or Destruction of the Demised Premises

If there is any material damage to or destruction of the Demised Premises or any part thereof, Tenant promptly shall give written notice thereof to Landlord, generally describing the nature and extent of such damage or destruction.

If the Demised Premises are damaged or destroyed by fire or other casualty, Tenant will give prompt written notice to Landlord. Within thirty (30) days after receipt, Landlord will notify Tenant in writing whether repairs to the Demised Premises can reasonably be made (1) within ninety (90) days or (2) if the damage is in the final Lease Year, within thirty (30) days from the date of such notice.

If the Demised Premises and Tenant improvements are damaged only to the extent that rebuilding or repairs can be reasonably completed within ninety (90) days after the last such notice, this Lease will not terminate and Landlord will repair the Demised Premises. However, Landlord will not be required to rebuild, repair or replace any Tenant Improvements or Alterations that may have been placed on the premises for Tenant. The Rent will be abated proportionately from the date Tenant vacates the Premises only to the extent the Demised Premises are unfit for Tenant’s use of the Premises.

If the Demised Premises are so damaged by casualty occurring in the final Lease Year that rebuilding or repairs cannot be completed within thirty (30) days after the last such notice, Landlord or Tenant may terminate by giving written notice within thirty (30) days after last notice regarding the time period of repair. In the event of termination under this Lease, the Rent will be abated from the date Tenant vacates the Premises.

Any insurance proceeds held by Landlord on any termination of this Lease and not required to be paid to Tenant pursuant to this Lease, shall be paid to and retained by Landlord.

17. Taking of the Demised Premises

If there is a Taking of the fee of the entire Demised Premises or any substantial part of the Demised Premises, other than for a temporary use, this Lease shall terminate as of the date of such Taking.

18. Quiet Enjoyment

Landlord covenants that so long as Tenant is not in default hereunder in the payment of any Rent or compliance with or the performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be complied with or performed, Tenant shall not be hindered or molested by Landlord in Tenant’s enjoyment of the Demised Premises.

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19. Right to Cure Tenant’s Default

If Tenant fails to make any payment of Rent or to comply with or perform any term, covenant or condition of this Lease to be complied with or performed by Tenant, Landlord may, but shall be under no obligation to, after thirty days’ written notice to Tenant (or upon shorter notice, or without notice, if necessary to meet an emergency situation or time limitation of a Legal Requirement), make such payment or perform or cause to be performed such work, labor, services, acts or things, and take such other steps as Landlord may deem advisable, to comply with any such term, covenant or condition which is in default. Entry by Landlord upon the Demised Premises for such purpose shall not waive or release Tenant from any obligation or default hereunder.

Tenant shall reimburse Landlord for all sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the making of any payments, the performance of any act or other steps taken by Landlord pursuant to this Lease, unless the same was caused by Landlord’s willful or negligent acts or omission.

20. Events of Default and Termination

If any one or more of the following events (“Events of Default”) shall occur:

(a) if Tenant shall fail to pay any Rent when the same becomes due and payable; or

(b) if Tenant shall fail to comply with or perform any other term, covenant or condition hereof, and such failure shall continue for more than thirty days after written notice thereof from Landlord, and Tenant within said period, subject to Unavoidable Delays, shall not commence with due diligence and dispatch the curing of such default, or, having so commenced, thereafter shall fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default for reasons other than Unavoidable Delays; or

(c) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing Tenant’s inability to pay Tenant’s debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting, or shall fail to contest, the material allegations of a petition filed against Tenant in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of Tenant’s properties; then, and in any such Event of Default, regardless of the pendency of any proceeding which has or might have the effect of preventing Tenant from complying with the terms, covenants or conditions of this Lease, Landlord, at any time thereafter may give a written termination notice to Tenant, and on the date specified in such notice this Lease shall terminate and the Lease Term shall expire and terminate by limitation, and all rights of Tenant under this Lease shall cease, unless before such date Tenant has paid all arrears of Rent. Even though an Event of Default may have occurred, this Lease will continue in effect so long as Landlord does not terminate Tenant’s right to possession.

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21. Reletting

At any time or from time to time after the repossession of the Demised Premises or any part thereof, whether or not the Lease Term shall have been terminated pursuant to this Lease, Landlord may (but shall be under no obligation to) relet the Demised Premises or any part thereof for the account of Tenant, for such term or terms (which may be greater than or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in Landlord’s absolute discretion, may determine, and may collect and receive the rents therefrom. Landlord shall not be responsible or liable for any failure to relet the Demised Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

22. Assignment and Subrents

Tenant hereby irrevocably assigns to Landlord all rents due or to become due from any assignee of Tenant’s interest hereunder and any sublessee or any tenant or occupant of the Demised Premises or any part thereof, together with the right to collect and receive such rents, provided that, so long as Tenant is not in default under this Lease, Tenant shall have the right to collect such rents for Tenant’s own use and purposes. Upon any default by Tenant under this Lease, Landlord shall have absolute title to such rents and the absolute right to collect the same. Landlord shall apply to the Rent due under this Lease the net amount (after deducting all costs and expenses incident to the collection thereof and the operation and maintenance, including repairs, of the Demised Premises) of any rents so collected and received by Landlord.

23. Security Deposit

Tenant has deposited with the Landlord the sum of $1,600.00 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this Lease.

At the commencement of the Option Term, Tenant shall pay an additional sum of $150.00 as security so that the security deposit is equal to the monthly Rent.

24. Survival of Tenant’s Obligations and Damages

No expiration or termination of the Lease Term pursuant to this Lease, by operation of law or otherwise (except as expressly provided herein), and no repossession of the Demised Premises or any part thereof pursuant to this Lease or otherwise, shall relieve Tenant of Tenant’s obligations or liabilities hereunder, all of which shall survive such expiration, termination or repossession.

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25. Waivers

No failure by Landlord or Tenant to insist upon the strict performance of and compliance with any term, covenant or condition hereof or to exercise or enforce any right, power or remedy consequent upon a breach thereof, and no submission by Tenant or acceptance by Landlord of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term, covenant or condition. No waiver of any breach of any term, covenant or condition of this Lease shall affect or alter this Lease, which shall continue in full force and effect, or the respective rights, powers or remedies of Landlord or Tenant with respect to any other then existing or subsequent breach.

26. Landlord’s Remedies Cumulative

All of the rights, powers and remedies of Landlord provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise, shall be deemed to be separate, distinct, cumulative and concurrent. No one or more of such rights, powers or remedies, nor any mention of reference to any one or more of them in this Lease, shall be deemed to be in the exclusion of, or a waiver of, any other rights, powers or remedies provided for in this Lease, or now or hereafter existing at law or in equity, or by statute or otherwise. The exercise or enforcement by Landlord of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise or enforcement by Landlord of any or all of such other rights, powers or remedies.

27. Entry by Landlord

Landlord and the authorized representatives of Landlord shall have the right to enter the Demised Premises at all reasonable times for the purpose of inspecting the same or for the purpose of doing any work permitted to be done by Landlord under this Lease, and to take all such actions thereon as may be necessary or appropriate for any other purpose, as long as such entry does not interfere with lessee’s occupancy and business use. Nothing contained in this Lease shall create or imply any duty on the part of Landlord to make any such inspection or do any such act. Landlord and representatives of Landlord shall have the right to enter the Demised Premises at all reasonable times, upon reasonable notice, for the purpose of showing the Demised Premises to prospective purchasers or mortgagees, and at any time during the twelve month period preceding the expiration or termination of this Lease for the purpose of showing the same to prospective Tenants, and within said period to display on the Demised Premises advertisements for sale or letting if such advertisements do not interfere unreasonably with the business then conducted on the Demised Premises. No such entry shall constitute an eviction of Tenant.

28. Conveyance by Landlord

If the original or any successor Landlord shall convey or otherwise dispose of the Land and Improvements, Landlord shall thereupon be released from all obligations and liabilities of Landlord under this Lease (except those accruing prior to such conveyance or other disposition), and such obligations and liabilities shall be binding solely on the then owner of the Land and Improvements. Landlord shall state the conveyance in writing to the successor Landlord and Tenant. The successor Landlord shall be bound to the Lease between Landlord and Tenant.

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29. No Merger of Title

There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Demised Premises by reason of the fact that the same person may own or hold (a) the leasehold estate created by this Lease or any interest therein, and (b) the fee estate in the Demised Premises or any interest in such fee estate. No such merger shall occur unless and until all persons having any interest in the leasehold estate created by this Lease, and in the fee estate in the Demised Premises, shall join in a written instrument effecting such merger and shall duly record the same.

30. Subordination

This instrument shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be placed against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording and the Tenant agrees to execute without cost, any such instrument which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord’s assigns and legal representatives to the option of cancelling this Lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.

31. Acceptance of Surrender

No modification, termination or surrender of this Lease or surrender of the Demised Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by any representative or agent of Landlord, other than such a written agreement and acceptance, shall constitute an acceptance thereof.

32. End of Lease Term

Upon the expiration or termination of the Lease Term, unless otherwise agreed between the parties hereto, Tenant shall quit, surrender and deliver to Landlord the Demised Premises with the Improvements thereon in good order and condition, ordinary wear and tear excepted, and shall remove all Tenant’s Equipment therefrom.

33. Notices

All notices, demands, elections and other communications desired or required to be delivered or given under this Lease shall be in writing, and shall be deemed to have been delivered and given when delivered by hand, or on the third business day after the same have been mailed by first class

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registered or certified mail, postage prepaid, enclosed in a securely sealed envelope addressed to the party to which the same is to be delivered or given at such party’s address as set forth in this Lease or at such other address as said party shall have designated in writing.

Addresses for Notices to Tenant:

TAURIGA SCIENCES, INC.

555 Madison Avenue, 5th Floor

New York, New York 10022

Tel: 917-796-9926

E-mail: sshaw@tauriga.com

With a copy to:

Addresses for Notices & Payment of Rent to Landlord: CONTRAIL LLC

3 Nancy Court, Suite 4

Wappingers Falls, New York 12590

Attn: William H. Povall, III

With a copy to:

ROBERT J. LACKAYE, ESQ.

22 Prestwick Court Poughkeepsie, New York 12603 Tel: 845-471-3140

E-mail: lackayelawfirm@aol.com

THE NOTICE PROVISIONS SET FORTH IN THIS ARTICLE 33 SHALL NOT APPLY TO ANY ACTION OR PROCEEDING COMMENCED AT LAW OR IN EQUITY BY LANDLORD OR TENANT. NOTICE IN SUCH ACTIONS OR PROCEEDINGS SHALL BE GOVERNED BY THE APPLICABLE STATUTES, ORDINANCES, RULES OR REGULATIONS GOVERNING SUCH ACTIONS UNDER THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES.

34. Landlord’s Remedies

The rights and remedies of the Landlord pursuant to this Lease are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

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35. Access

Tenant shall be allowed to occupy the Demised Premises prior to the commencement of the Lease Term provided that Tenant has first executed and delivered three (3) signed copies of this Lease, a check or checks in payment of the security deposit and first month’s Rent and proof of insurance in accordance with Article 12 of this Lease to Landlord.

36. Miscellaneous

All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Lease invalid, unenforceable or not entitled to be recorded under any applicable law. If any term, covenant or condition of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms, covenants and conditions of this Lease shall in no way be affected thereby.

Landlord and Tenant agree not to record this Lease.

The headings in this Lease are for purposes of reference only and shall not limit or define the meaning hereof.

This Lease may be changed or modified only by an instrument in writing signed by the party against which enforcement of such change or modification is sought.

This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

“TENANT”		“LANDLORD”

TAURIGA SCIENCES, INC.		CONTRAIL LLC
A Florida Corporation		A New York Limited Liability Company

By:	Seth M. Shaw, CEO	By:	Karen Povall, Member

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